UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified in Its Charter)

ADER INVESTMENT MANAGEMENT LP

ADER LONG/SHORT FUND LP

DOHA PARTNERS I LP

ADER FUND MANAGEMENT LLC

ADER INVESTMENT MANAGEMENT LLC

JASON N. ADER

RAYMOND J. BROOKS, JR.

CHARLES N. MATHEWSON

DANIEL B. SILVERS

LAURA T. CONOVER-FERCHAK

ANDREW P. NELSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 22, 2013, the Ader Group issued a statement commenting on IGT”s press release of February 22, 2013 relating to Glass Lewis’ recommendation to shareholders as to how to vote at the 2013 annual meeting of stockholders of IGT. A copy of such statement is attached hereto as Exhibit I and is incorporated herein by reference.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the “Ader Nominees”) as nominees to the board of directors of International Game Technology (the “Company”) and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company’s 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Exhibit I

ADER GROUP HIGHLIGHTS ADDITIONAL IGT FALSE AND MISLEADING STATEMENTS REGARDING RECOMMENDATIONS OF LEADING PROXY ADVISORY FIRMS

IGT’s Actions Show Ongoing Resistance to the Continued Calls for Change by Key Constituencies

Glass Lewis finds “sufficient cause for minority shareholder representation on the Company’s board”

The Ader Group released a statement today that IGT has, once again, released patently false and misleading information relating to the recommendation of a voting advisory firm. In a release issued on February 22nd, IGT falsely claimed that “Glass Lewis endorses, in effect, the reelection of seven of IGT's incumbent directors and recommends that shareholders reject two of the nominees proposed by the Ader / Mathewson Group”. The Glass Lewis & Co. report, released on February 21st, in fact, contains no such endorsement or recommendation.

The Glass Lewis report unambiguously recommends that shareholders vote only on Ader’s GOLD proxy card for Mr. Silvers and the five company nominees that the Ader Group did not oppose. Glass Lewis definitively did NOT endorse the election of the three incumbent directors that the Ader Group has targeted for replacement – in fact, the only statement made with respect to Messrs. Alves, Roberson and Sadusky was “DO NOT VOTE”. Shareholders should know that ISS made the same “DO NOT VOTE” statement with respect to Alves, Roberson and Sadusky. The Ader Group urges all shareholders to vote for each of Messrs. Brooks, Mathewson and Silvers on the GOLD proxy card.

Jason Ader commented, “We continue to be disappointed by the company’s misleading actions in ignoring the calls for change by ISS, Glass Lewis and numerous shareholders. We believe the company’s continued efforts to confuse its shareholders by “spinning” the ISS and Glass Lewis recommendations into an endorsement of the incumbent Board and management team is simply a last ditch attempt to maintain the status quo in the face of these repeated calls for change. We urge all IGT shareholders to put shareholder voices in the board room by electing Ray Brooks, Chuck Mathewson and Dan Silvers on the GOLD proxy card.”

About Ader Investment Management LP

Ader Investment Management LP is a Delaware limited partnership that was founded in 2003. Ader Investment Management LP is an SEC-registered investment adviser with its principal place of business located in New York, New York. Ader Investment Management LP began conducting business in 2003, under the name of Hayground Cove Associates LP. In June 2011, Hayground Cove Associates LP changed its name to Ader Investment Management LP. Mr. Jason Ader is the sole principal of the firm, and is also the managing member and sole principal of the firm’s general partner, Ader Fund Management LLC.

The principal investment advisory business of Ader Investment Management LP is the management of investment portfolios consisting primarily of equity securities on behalf of certain private funds and separately managed accounts.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the “Ader Nominees”) as nominees to the board of directors of International Game Technology (the “Company”) and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company’s 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Contacts

Jason N. Ader, (212) 445-7800

Ader Investment Management LP

Jennifer Shotwell / Scott Winter / Jonathan Salzberger, 212-750-5833

Innisfree M&A Incorporated